Exhibit 99.1
Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310
LOOPNET, INC. ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS
SAN FRANCISCO, CALIF. — October 28, 2009 — LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the third quarter ended September 30, 2009.
Revenue for the third quarter of 2009 was $18.8 million, compared to $22.4 million in the third quarter of 2008. Net income applicable to common stockholders for the third quarter of 2009 was $3.7 million or $0.09 per diluted share, compared to $4.8 million or $0.13 per diluted share in the third quarter of 2008. Non-GAAP net income (net income excluding stock-based compensation and litigation related costs) for the third quarter of 2009 was $5.3 million or $0.12 per diluted share, compared to $6.4 million or $0.17 per diluted share in the third quarter of 2008.
LoopNet’s Adjusted EBITDA (earnings before interest, tax, depreciation, amortization, stock-based compensation and litigation related costs) for the third quarter of 2009 was $7.8 million, compared to $10.4 million in the third quarter of 2008. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.
“We are very pleased with how the company and business performed during Q3 2009,” said LoopNet Chairman and CEO Richard Boyle. “Despite extremely challenging industry conditions, we comfortably exceeded the financial targets that we set three months ago, and several key measures of our business improved substantially in the quarter. Equally important, we are as confident as ever that our team, approach, and positioning will enable us to emerge from the current down cycle as a much stronger company.”

The number of LoopNet registered members, which includes both basic and premium members, grew to 3,760,249 during the third quarter of 2009, a 21% increase over the third quarter of 2008. The number of LoopNet premium members as of the end of the third quarter of 2009 was 69,809, a 17% decline from the third quarter of 2008. The average monthly price of premium membership increased to $66.09, up 2% over the third quarter of 2008. There were 729,467 total commercial real estate listings active on the LoopNet marketplace as of the end of the third quarter of 2009, a 14% increase over the third quarter of 2008. In addition, there were 44.1 million profile views of listings on the LoopNet marketplace during the third quarter of 2009, a 1% decline from the third quarter of 2008. Average monthly unique visitors during the third quarter of 2009, as reported by comScore Media Metrix, were approximately 1,005,000, a 11% increase over the third quarter of 2008.
Balance Sheet and Liquidity
As of September 30, 2009, LoopNet had $125.5 million of cash, cash equivalents and short-term investments and no debt.
Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending December 31, 2009 to be in the range of $17.7 to $17.9 million, Adjusted EBITDA to be in the range of $6.7 to $6.9 million and non-GAAP net income to be in the range of $0.08 to $0.09 per diluted share, assuming an effective tax rate of approximately 40%. The Company expects stock-based compensation to be approximately $0.03 per share (net of tax benefit) in the quarter ending December 31, 2009. The Adjusted EBITDA and non-GAAP net income guidance for the quarter ending December 31, 2009 exclude stock-based compensation and litigation related costs.

Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 888-419-5570 if you are calling from within the United States or 617-896-9871 if you are calling from outside the United States, and enter pass code number 36051578. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Friday, October 30, 2009 at 8:59 p.m. PDT. To access the audio replay, dial 888-286-8010 within the United States or 617-801-6888 internationally and enter pass code number 39573798. A web cast replay of the call will be available on the investor relations section of our website at http://investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation and litigation related costs. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted

EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. Reconciliations of Company expectations for Adjusted EBITDA and non-GAAP net income per share for the quarter ending December 31, 2009 to Company expectations for GAAP net income for the quarter ending December 31, 2009 are not provided, as GAAP net income expectations for this period is not accessible. GAAP net income expectations are not accessible for this period due to the uncertain nature of the timing and amount of potential litigation related costs.

About LoopNet, Inc.
LoopNet, Inc. is the leading online marketplace for commercial real estate and businesses for sale in the United States. The LoopNet.com online marketplace enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, LoopNet enables commercial real estate participants to initiate and complete transactions more cost-effectively. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.
LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, CCIM, Century 21 Commercial, Coldwell Banker Commercial, Colliers International, The CORE Network, CORFAC International, Cushman & Wakefield, First Industrial Realty Trust, Grubb & Ellis, Jones Lang LaSalle, Lee & Associates, Lincoln Property Company, Marcus & Millichap, NAI Global, ONCOR International, ProLogis, Prudential CRES, RE/MAX, Retail Brokers Network, SIOR, Sperry Van Ness and TCN Worldwide.
Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, our ability to continue to attract new registered members, convert them into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	September 30,
	2008	2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$61,325	$122,040
Short-term investments	3,262	3,416
Accounts receivable, net of allowance of $121 and $181, respectively	1,564	1,758
Prepaid expenses and other current assets	1,530	1,285
Deferred income taxes, net	607	607

Total current assets	68,288	129,106

Property and equipment, net	2,208	2,515
Goodwill	23,056	23,368
Intangibles, net	5,678	4,781
Deferred income taxes, net, non-current	5,829	7,031
Deposits and other noncurrent assets	3,151	3,876

Total assets	$108,210	$170,677

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$622	$1,234
Accrued liabilities	2,020	2,603
Accrued compensation and benefits	2,759	2,793
Deferred revenue	10,358	9,793

Total current liabilities	15,759	16,423

Commitments and contingencies
Series A convertible preferred stock	—	48,122
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 39,218,665 and 39,443,402 shares issued, respectively; and 34,292,704 and 34,517,441 shares outstanding, respectively	39	39
Additional paid in capital	114,915	120,456
Other comprehensive loss	(276)	(428)
Treasury stock, at cost, 4,925,961 shares	(54,556)	(54,556)
Retained earnings	32,329	40,621

Total stockholders’ equity	92,451	106,132

Total liabilities and stockholders’ equity	$108,210	$170,677

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
Revenues	$22,403	$18,795	$65,019	$58,145
Cost of revenue (1)	2,876	2,670	7,994	8,339

Gross margin	19,527	16,125	57,025	49,806

Operating expenses (1):
Sales and marketing	4,711	2,650	14,375	11,394
Technology and product development	2,301	2,833	6,648	8,047
General and administrative	5,227	5,547	14,232	17,418

Total operating expenses	12,239	11,030	35,255	36,859

Income from operations	7,288	5,095	21,770	12,947

Interest and other income, net	459	52	1,914	159

Income before tax	7,747	5,147	23,684	13,106

Income tax expense	2,927	1,342	9,476	4,659

Net income	4,820	3,805	14,208	8,447
Convertible preferred stock accretion of discount	—	(85)	—	(155)

Net income applicable to common stockholders	$4,820	$3,720	$14,208	$8,292

Net income per share applicable to common stockholders
Basic	$0.14	$0.09	$0.39	$0.20

Diluted	$0.13	$0.09	$0.38	$0.19

Weighted average shares
Basic	35,503	41,915	36,243	41,833

Diluted	36,787	42,919	37,693	42,765

(1) Stock-based compensation is allocated as follows:

Cost of revenue	$153	$4	$408	$361
Sales and marketing	554	(755)	1,632	481
Technology and product development	347	699	919	1,745
General and administrative	465	1,174	1,418	2,475

Total	$1,519	$1,122	$4,377	$5,062

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine months ended September 30,
	2008	2009
Cash flows from operating activities:
Net income	$14,208	$8,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,584	1,922
Stock-based compensation	4,377	5,062
Tax benefits from exercise of stock options	(689)	(288)
Deferred income tax	(938)	(1,202)
Changes in operating assets and liabilities:
Accounts receivable	(652)	(193)
Prepaid expenses and other assets	(1,892)	(16)
Income taxes payable	(9)	288
Accounts payable	78	612
Accrued expenses and other current liabilities	2,084	583
Accrued compensation and benefits	29	35
Deferred revenue	1,314	(566)

Net cash provided by operating activities	19,494	14,684

Cash flows from investing activities:
Purchase of property and equipment	(1,041)	(1,352)
Purchase of investments	(750)	(750)
Acquisition, net of acquired cash	(12,584)	(312)

Net cash used in investing activities	(14,375)	(2,414)

Cash flows from financing activities:
Net proceeds from exercise of stock options	327	190
Net proceeds from sale of convertible preferred stock	—	47,967
Repurchase of common stock	(44,595)	—
Tax benefits from exercise of stock options	689	288

Net cash provided by (used in) financing activities	(43,579)	48,445

Net increase (decrease) in cash and cash equivalents	(38,460)	60,715

Cash and cash equivalents at beginning of period	104,564	61,325

Cash and cash equivalents at end of period	$66,104	$122,040

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
GAAP net income	$4,820	$3,805	$14,208	$8,447

Add back (deduct):
Income tax expense	2,927	1,342	9,476	4,659
Depreciation and amortization	587	681	1,584	1,922
Interest and other income, net	(459)	(52)	(1,914)	(159)
Stock-based compensation	1,519	1,122	4,377	5,062
Litigation related costs	1,028	928	2,693	4,452

Adjusted EBITDA	$10,422	$7,826	$30,424	$24,383

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
GAAP net income	$4,820	$3,805	$14,208	$8,447

Add back (deduct):
Stock-based compensation	1,519	1,122	4,377	5,062
Litigation related costs	1,028	928	2,693	4,452
Income taxes associated with non-GAAP adjustments	(963)	(535)	(2,828)	(3,381)

Non-GAAP net income	$6,404	$5,320	$18,450	$14,580

Diluted non-GAAP net income per share	$0.17	$0.12	$0.49	$0.34

Shares used in non-GAAP diluted net income per share calculation	36,787	42,919	37,693	42,765